UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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INTERNATIONAL SHIPHOLDING CORPORATION
             (Name of Registrant as Specified In Its Charter)

                                  __________________________________________________________________
              (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERNATIONAL SHIPHOLDING CORPORATION
18th Floor
RSA Battle House Tower Office Building
11 North Water Street, Suite 18290
Mobile, Alabama 36602

________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
________________________

TO COMMON STOCKHOLDERS OF INTERNATIONAL SHIPHOLDING CORPORATION:

We will hold our annual meeting of stockholders in the Executive Board Room, 18th Floor, RSA Battle House Tower, 11 North Water Street, Suite 18290, Mobile, Alabama, on Wednesday April 28, 2010, at 2:00 p.m., Mobile time, for the following purposes:

(i)	to elect as directors the nine nominees in the attached proxy statement;

(ii)	to amend the Company’s Certificate of Incorporation, to increase the number of authorized common shares, par value $1 per share, from 10,000,000 shares to 20,000,000 shares;

(iii)	to ratify the appointment of Ernst & Young LLP, independent registered public accountants, as our independent auditors for the fiscal year ending December 31, 2010; and

(iv)	to transact any other business that may properly come before the meeting or any adjournment thereof.

Only common stockholders of record at the close of business on March 15, 2010, are entitled to notice of and to vote at the annual meeting.

You are all cordially invited to attend the meeting in person.  However, if you are unable to attend in person and wish to have your stock voted, PLEASE FILL IN, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE.  Your proxy may be revoked by appropriate notice to our Secretary at any time prior to the voting thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 28, 2010

Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2009 Annual Report to Stockholders are available at http://www.intship.com/proxy.htm

BY ORDER OF THE BOARD OF DIRECTORS

R. CHRISTIAN JOHNSEN
           Secretary
Mobile, Alabama
March 23, 2010

INTERNATIONAL SHIPHOLDING CORPORATION
18th Floor
RSA Battle House Tower Office Building
11 North Water Street, Suite 18290
Mobile, Alabama 36602

________________________

PROXY STATEMENT
________________________

We are furnishing this Proxy Statement to our stockholders to solicit proxies on behalf of the Board of Directors (the “Board”) for use at our annual meeting of stockholders (the “Annual Meeting of Stockholders”) to be held Wednesday, April 28, 2010, at 2:00 p.m., Mobile time, in the Executive Board Room, 18th Floor, RSA Battle House Tower, 11 North Water Street, Suite 18290, Mobile, Alabama.  Beginning on or about March 23, 2010, we mailed this Proxy Statement to our common stockholders of record as of March 15, 2010, which is the record date for determining stockholders entitled to notice of and to vote at the meeting.  At the close of business on March 15, 2010, we had outstanding 7,453,570 shares of common stock, each of which is entitled to one vote (our “Common Stock”).

You may revoke the enclosed proxy at any time prior to it being exercised by filing a written revocation or duly executed proxy bearing a later date with our Secretary.  The proxy will be deemed revoked if you are present at the annual meeting and elect to vote in person.

We will bear the cost of soliciting proxies in the enclosed form.  Proxies may be solicited by mail, personal interview, telephone, telegraph, facsimile, or e-mail.  Additionally, we will request that banks, brokerage houses and other institutions, nominees, and fiduciaries forward the soliciting material to their principals and obtain authorization for the execution of proxies.  We will, upon request, reimburse such parties for their expenses incurred in connection therewith.

PRINCIPAL STOCKHOLDERS

The following persons, in addition to one director whose ownership information is set forth under “Election of Directors,” were known by us to own beneficially more than five percent of our Common Stock as of the dates noted below. The information set forth below has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) based upon information furnished by the persons listed.  Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.

Name and Address	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Niels W. Johnsen One Whitehall Street New York, New York 10004	867,107	(2)	11.63%
Dimensional Fund Advisors LP 6300 Bee Cave Road Austin, Texas 78746	629,503	(3)	8.45%
Renaissance Technologies L.L.C. 800 Third Avenue New York, New York 10022	557,800	(4)	7.48%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	525,050	(5)	7.04%

(1)	The number of shares owned shown above is as of December 31, 2009. The percentages shown above are based on 7,453,570 shares outstanding as of our record date of March 15, 2010.

(2)
Based on information provided by Mr. Niels W. Johnsen. Mr. Johnsen served as the Company’s  Chairman, and Chief Executive Officer from 1979 until his resignation in 2003 and continued to serve on the Board of Directors until 2009.

(3)
Based on information contained in a Schedule 13G report dated February 10, 2010 that this investor filed with the Securities and Exchange Commission. In this report, Dimensional Fund Advisors LP (Dimensional), a registered investment advisor, indicated that it furnishes investment advice to four registered investment companies, and serves as investment manager to certain other investment vehicles, including commingled group trusts and separate accounts.  Dimensional disclaims beneficial ownership in any of the shares listed above.

(4)
Based on information contained in a Schedule 13G report dated February 12, 2010 that this investor filed with the Securities and Exchange Commission. In this report, Renaissance Technologies L.L.C., a registered investment advisor, was deemed to have or share voting or dispositive power over, and therefore to own beneficially, the number of shares indicated above.

(5)
Based on information contained in a Schedule 13G report dated February 12, 2010 that this investor filed with the Securities and Exchange Commission. In this report, the investor indicates that these securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (who beneficially owns 520,000 of the total 525,050 shares) which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates has advised that they are deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

____________________________

PROPOSAL ONE

ELECTION OF DIRECTORS

Pursuant to our By-Laws, the Board has fixed the number of directors at nine.  Proxies cannot be voted for a greater number of persons.  Unless authority to vote for the election of directors is withheld, the persons named in the enclosed proxy will vote for the election of the nine nominees named below to serve until the next annual meeting and until their successors are duly elected and qualified. All nine are incumbent directors nominated for   re-election by the Board, acting upon the recommendation of its Nominating and Governance Committee.  Under our bylaw nominating procedures, these nominees are the only individuals who may be elected at the meeting.  For additional information on our nomination process, see “Other Information About the Board of Directors and its Committees – Director Nominee Process.” In the unanticipated event that any of the nominees cannot be a candidate at the annual meeting, the shares represented by the proxies will be voted in favor of such replacement nominees as may be designated by the Board, without re-soliciting proxies. The election of directors will be decided by plurality vote.

On October 28, 2009, the Board of Directors, acting upon the recommendation of the Nominating and Governance committee, appointed Mr. Kenneth H. Beer and Mr. Harris V. Morrissette to the Board of Directors, replacing Mr. Niels W. Johnsen and Mr. Edward K. Trowbridge, who earlier announced their intentions to resign prior to the 2010 Annual Meeting of Stockholders.

A majority of the director nominees are “independent directors” as defined by the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”).  Generally, a director does not qualify as an independent director if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material affiliations with us, our external or internal auditors, or other companies that do business with us.  Based on information made available to it, the Board has affirmatively determined that Messrs. Beer, Lane, Lupberger, McNamara, Morrissette and Robinson qualify as independent directors under the independence standards of the NYSE and SEC.  In making these determinations, the Board evaluated responses to a questionnaire completed by each such person regarding relationships and possible conflicts of interest. In making that determination regarding Mr. Lane and Mr. McNamara, the Board reviewed the affiliations described under “Board of Director and Compensation Committee Interlocks, Insider Participation in Compensation Decisions and Certain Transactions” provided later in this Proxy Statement and determined that these affiliations did not create a material relationship with us that would interfere with the exercise of independent judgement by either of these directors.

The following table sets forth certain information as of March 15, 2010, concerning the nominees and all directors and executive officers as a group, including their beneficial ownership of shares of our Common Stock as determined in accordance with Rule 13d-3 under the Exchange Act.  Unless otherwise indicated, the shares of our Common Stock shown as being beneficially owned are held with sole voting and investment power.  There are two executive officers named in the Summary Compensation Table who are not also nominees for director; Manuel G. Estrada, Vice President and Chief Financial Officer, who beneficially owns 9,012 shares of common stock and 15,000 shares of restricted stock, and Peter M. Johnston, Executive Vice President, who beneficially owns 12 shares of common stock and 5,000 shares of restricted stock.

The Board of Directors recommends a vote FOR each of the nominees named below.

    Name, Age, Principal Occupation, and                                        Director                      Shares of Common Stock          Percent
  Directorship in Other Public Corporations                                     Since                           Beneficially Owned                  of Class (1)

Niels M. Johnsen, 64(2)                                                                        1988                                478,385(3)                                  6.42%
      Chairman of the Board and
Chief Executive Officer of
International Shipholding Corporation
      One Whitehall Street
      New York, New York 10004

Erik F. Johnsen, 84(4)                                                                           1979                                361,670(5)                                  4.85%
      Formerly Chairman of the Board and
Chief Executive Officer of
International Shipholding Corporation
      11 North Water Street
      Mobile, Alabama  36602

Erik L. Johnsen, 52(6)                                                                         1994                                 175,770(7)                                   2.36%
      President of International Shipholding Corporation
11 North Water Street
      Mobile, Alabama  36602

Edwin A. Lupberger, 73(8)                                                               1988                                   3,000                                              *
      President, Nesher Investments, LLC; formerly
      Chairman of the Board and Chief Executive
Officer of Entergy Corporation; trustee,
The Lupberger Foundation

H. Merritt Lane III, 48(9)	2004	0	*
President, Chief Executive Officer, and a director
of Canal Barge Company, Inc.

T. Lee Robinson, Jr., 47(10)                                                              2008                                        0                                                *
   President of OHC, Inc.

James J. McNamara, 67(11)	2008	0	*
President of National Cargo Bureau, Inc.

Kenneth H. Beer, 52(12) ………………………………	2009	0	*
Senior Vice President and Chief Financial Officer
of Stone Energy Corporation

Harris V. Morrissette, 50	(13) ……………………….	2009	0	*
President of China Doll Rice and Beans, and
Chairman of Azalea Aviation Inc.

All executive officers and directors as a group (11 persons)	1,047,849	14.06% (14)

(1)	An asterisk indicates ownership of less than 1% of our Common Stock.

(2)
Niels M. Johnsen became our Chairman and Chief Executive Officer in 2007. He served as President of International Shipholding Corporation from 2003 until 2007. Mr. Johnsen joined our subsidiary Central Gulf, in 1970 and held various positions before being named President of International Shipholding Corporation in 2003. He also serves as Chairman of each of our principal subsidiaries. Mr. Johnsen has been a trustee and director of Atlantic Mutual Companies since 2002. Mr. Johnsen is a member of and former Chairman of the Board of National Cargo Bureau, Inc., Trustee and Lay Vice President for the Seamen’s Church Institute, and a member of the American Bureau of Shipping, National Defense Transportation Association and Navy League of the United States.

(3)	Includes 224,622 shares owned by a corporation of which Mr. Johnsen is a Vice President and a director and Mr. Niels W. Johnsen is President and a director.

(4)
Erik F. Johnsen served as President, Chief Operating Officer, and Director of the Company from its commencement of operations in 1979 until April of 2003, and Chairman and Chief Executive Officer of the Company between April of 2003 and April of 2007. Until April of 1997, Mr. Johnsen also served as the President and Chief Operating Officer of each of the Company’s principal subsidiaries, except Waterman, for which he served as Chairman of the Executive Committee. Along with his brother, Niels W. Johnsen, he was one of the founders of Central Gulf in 1947 and served as its President from 1966 until April of 1997. Erik F. Johnsen is the father of Erik L. Johnsen

(5)	Includes:

•	67,908 shares held by the Erik F. Johnsen Family Limited Partnership of which Mr. Johnsen is General Partner, and

•	49,312 shares owned by the Erik F. Johnsen Family Foundation of which Mr. Johnsen claims no beneficial ownership but maintains voting and disposition rights.

(6)
Erik L. Johnsen joined Central Gulf in 1979 and held various positions before being named President of International Shipholding Corporation in 2007.  Mr. Johnsen was Vice President of International Shipholding Corporation from 1987 until 2007. In 1997, he was named as Executive Vice President and President of each of our principal subsidiaries. He is responsible for all operations of the Company’s vessel fleet and leads the Company’s Ship Management Group. He is the son of Erik F. Johnsen.

(7)	Includes 16,250 shares held in trust for Erik L. Johnsen’s children, of which he is a trustee.

(8)
Since 1998, Mr. Lupberger served as President of Nesher Investments, LLC. Previously, Mr. Lupberger served as Chairman of the Board and Chief Executive Officer of Entergy Corporation from 1985 to 1998. He lead that company for some 13 years changing its name to Entergy Corporation, consolidating operations and growing the company through mergers and acquisitions to become one of the world’s largest suppliers of electric energy. Mr. Lupberger also served as Senior Vice President & Chief Financial Officer and Director of Indianapolis Power & Light.  Mr. Lupberger served as a Board Member of the United States Chamber of Commerce, becoming Chairman of the Board and later Chairman of the Executive Committee and Chairman of the Chambers’ Center for Workforce Preparation.  Mr. Lupberger served as a Director of the First Commerce Corp. and First National Bank of Commerce before Bankone acquired them, finally serving as an Advisory Director of Bankone New Orleans. Mr. Lupberger has some 35 years in the electric energy business. He is the current Chairperson for the Compensation Committee and a member of the Audit Committee of our Board of Directors.

(9)
Mr. Lane has served as President and Chief Executive Officer of Canal Barge Company, Inc. since 1994 and as a director of that company since 1988. Mr. Lane is actively involved in industry affairs, including serving as Immediate Past Chairman of the Board of Directors of the American Waterways Operators, as a Vice-Chairman of the Waterways Council Inc., and as a Board Member of the National Waterways Foundation and the U.S. Coast Guard Foundation. He also serves on the Board of Directors of Hibernia Homestead Bancorp, a publicly-traded company, and Pontchartrain Materials Company, a privately-owned company based in New Orleans, Louisiana. Mr. Lane is active in numerous civic organizations, including the Business Council of New Orleans & the River Region, the Young President’s Organization and the World Trade Center of New Orleans. Mr. Lane is the current Chairperson for the Audit Committee and a member of the Nominating and Governance Committee of the Board of Directors.

(10)
Since 2000, Mr. Robinson has been President, Chief Executive Officer, and Director for OHC, Inc., a family owned import/export hardwood lumber company specializing in industrial wooden components for the transportation and utility industries. Prior to that Mr. Robinson served as Vice-President of OHC in charge of Purchasing and Ocean Freight from 1992 to 1999. Mr. Robinson currently serves as the Chairperson for the Nominating and Governance Committee and a member of the Audit Committee of the Board of Directors.

(11)
Since 1993, Mr. McNamara has been President of National Cargo Bureau, Inc., a non-profit organization that provides inspection services and surveys that are incidental to the loading and unloading of vessels. Mr. McNamara also serves as (i) the Chairman of the Maritime Industry Museum, Fort Schuyler, Bronx, New York, (ii) Trustee of the Seamen’s Church Institute of New York, (iii) Director of the India House Foundation, National Maritime Historical Society, North American Marine Environment Protection Association, and Lifesaving Benevolent Association of New York and (iv) Vice President of the Marine Society of the City of New York. Mr. McNamara is currently a member of the Compensation Committee and the Nominating and Governance Committee of the Board of Directors. Mr. McNamara has over 40 years of maritime experience, working in various capacities primarily with National Cargo Bureau, Inc.,.

(12)
Since 2005, Mr. Beer served as Senior Vice President and Chief Financial Officer of Stone Energy Corporation.  Between 1992 and 2005, Mr. Beer was a partner at the investment banking firm of Johnson Rice & Company in New Orleans, Louisiana, where he served as director of research and a senior analyst for the firm. Mr. Beer serves on the Board of Managers of J.P.Morgan Venture Capital and Corporate Finance Private Equity Funds and the J.P. Morgan Alternative Asset Management Fund. He serves on the Board of the New Orleans Children’s Hospital where he previously served as Chairman of the Board and Chairman of the Finance Committee. Mr. Beer is also on the Board of Isidore Newman School in New Orleans and previously served on the Board of Louisiana Children’s Museum. Mr. Beer currently serves on the Audit Committee and the Compensation Committee of the Board of Directors.

(13)
Mr. Morrissette currently serves as President of China Doll Rice and Beans, Inc., a position he has held since 2007, and Chairman of Azalea Aviation Inc., a position he has held since 1993. Previously, Mr. Morrissette served as Chief Executive Officer of Marshall Biscuit Company, Inc. from 1994 to 1997. Mr. Morrissette currently serves on the Board of Directors of Banctrust Financial Group, Inc. and is a Trustee of Williamsburg Investment Trust, both publicly-traded companies, and White-Spunner Construction, Inc, a privately owned company based in Mobile, Alabama. Mr. Morrissette served on the Board of Directors of EnergySouth, Inc. from 2001 until the sale in 2008. He is also a Board member of the Business Council of Alabama and the Economic Development Partnership of Alabama. Mr. Morrissette currently serves on the Compensation Committee and the Nominating and Governance Committee of the Board of Directors.

(14)
Excludes 780,499 shares which are beneficially owned by relatives of Niels M. Johnsen or Erik L. Johnsen, but which are not deemed to be beneficially owned by any of the executive officers or directors pursuant to Rule 13d-3 under the Securities and Exchange Act.

As of March 15, 2010, Niels W. Johnsen, Erik F. Johnsen, and their spouses, children, and grandchildren (collectively, the “Johnsen Family”) beneficially owned an aggregate of 1,796,304 shares or 24.10% of our Common Stock. To the extent they act together, the Johnsen Family may be deemed to be in control of International Shipholding Corporation.

OTHER INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board has three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, which operate under written charters adopted by the Board. Each of these committees is composed solely of directors who are independent under the NYSE listing standards.  The Audit Committee is composed of Messrs Lane (Chair), Beer, Lupberger, and Robinson.  The Compensation Committee is composed of Messrs Lupberger (Chair), Beer, McNamara, and Morrissette.  The Nominating and Governance Committee is composed of Messrs Robinson (Chair), Lane, McNamara, and Morrissette.

Audit Committee

The Audit Committee assists the Board in monitoring the integrity of the financial statements; the qualifications and independence of the independent auditors; the performance of our internal audit function and internal audit personnel and independent auditors; and our compliance with legal and regulatory requirements.  The Audit Committee has at least one audit committee financial expert.  Mr. Lane is the chairperson of this committee.  The Audit Committee met four times during 2009.

Compensation Committee

The Compensation Committee discharges the Board’s responsibilities related to the CEO’s compensation and makes recommendations to the Board with respect to non-CEO executive compensation.  The Compensation Committee also administers the Corporation’s Stock Incentive Plan and makes decisions on the grant of stock options and restricted stock.  Mr. Lupberger is the chairperson of this committee.  The Compensation Committee met three times during 2009.

Nominating and Governance Committee

The Nominating and Governance Committee’s primary responsibilities include identifying individuals qualified to serve on the Board and its committees; selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders; and developing and recommending to the Board a set of corporate governance principles applicable to the Corporation.  The Nominating and Governance Committee’s policy is to identify individuals qualified to fill vacant director positions or to stand for re-election based on input from all Board members and the following general criteria: directors should possess practical wisdom, sound judgment and a broad range of experience that is relevant to the Corporation’s business and is complementary to the background of the other directors.  They should be committed to devoting the time necessary to carry out their responsibilities, serving on the Board for a sufficient period of time to develop knowledge about the business, and objectively representing the best interests of the Corporation’s stockholders.  Mr. Robinson is the chairperson of this committee.  The Nominating and Governance Committee met four times during 2009.

In connection with assessing the needs of the Board, the Nominating and Governance Committee has sought individuals from inside and outside of the maritime transportation industry.

Of our current nine directors, six are current or former chief executives, three on behalf of maritime transportation companies (Niels M. Johnsen, Erik F. Johnsen and H. Merritt Lane III) and three on behalf of non-transportation companies (Edwin A. Lupberger, Harris V. Morrissette and T. Lee Robinson, Jr.).  Five of our directors have substantial experience in the maritime transportation industry, either through acting as a current or former executive of International Shipholding Corporation (Niels M. Johnsen, Erik F. Johnsen and Erik L. Johnsen) or another maritime transportation company (H. Merritt Lane III and James J. McNamara).  All four of our Audit Committee members have substantial accounting experience by virtue of their current and former executive responsibilities.  Three of our directors have recent experience acting as directors of other publicly-owned companies or mutual funds (Kenneth H. Beer, H. Merritt Lane III and Harris V. Morrissette).  Other directors have particularized experience in areas germane to our operations, including knowledge of import-export regulations (T. Lee Robinson, Jr.) and finance (Kenneth H. Beer).

In connection with determining the current composition of the Board, the Nominating and Governance Committee assessed the diverse range of skills and experience of our directors outlined above, coupled with the judgment that each has exhibited and the knowledge of our operations that each has acquired in connection with their service on the Board.  Although it does not have a formal diversity policy, the Nominating and Governance Committee believes that our directors possess a wide range of backgrounds, perspectives, skills and experiences.

Director Nomination Process

Nominations for the election of directors at our annual stockholder meetings may be made by the Board (upon the receipt of recommendations of the Nominating and Governance Committee) or by any stockholder of record who complies with our By-Laws.  Under our By-Laws, any stockholder of record interested in making a nomination generally must deliver written notice to the Company’s secretary not more than 180 days and not less than 90 days in advance of the first anniversary of the preceding year’s annual stockholders meeting.  For the meeting this year, the Board has nominated the nine nominees listed above under “Election of Directors” to stand for election as directors, and no stockholders submitted any nominations.  For further information on deadlines for submitting nominations for our 2011 annual stockholders meeting, see “- Stockholder Proposals and Nominations.”

The written notice required to be sent by any nominating stockholder must include (i) the name and address of the nominating stockholder and beneficial owner, if any, as they appear in our books, (ii) a description of the class or series and number of our shares owned by the nominating stockholder and beneficial owner, (iii) a description of, among other things, any “derivative interest,” arrangement pursuant to which the nominating stockholder has the right to vote any of our shares, “short interests,” and rights to dividends, (iv) any other information that would be required to be disclosed by the nominating stockholder and beneficial owner in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election, and (v) various information about each proposed nominee, including but not limited to a description of such nominee’s relationship with the nominating stockholder and beneficial owner as well as other information required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election, in each case as further described in our By-Laws.  The notice must also be accompanied by a signed questionnaire completed by each proposed nominee attesting to each proposed nominee’s qualifications for service and a written representation and agreement whereby the proposed nominee confirms that he or she is not and will not become a party to certain agreements or arrangements.  Stockholders interested in bringing before a stockholders meeting any matter other than a director nomination should consult our By-Laws for additional procedures governing such requests.  We may disregard any nomination or submission of any other matter that fails to comply with these By-Law procedures. Although we do not have a history of receiving director nominations from stockholders, the Nominating and Governance Committee envisions that it would evaluate any such candidate on the same terms as other proposed nominees, but would place a substantial premium on retaining incumbent directors who are familiar with our management, operations, business, industry, strategies and competitive position, and who have previously demonstrated a proven ability to provide valuable contributions to International Shipholding Corporation.

Committee Charters

The charters of the Audit Committee, Compensation Committee, and Nominating and Governance Committee are available on the Investor Relations section of our website at www.intship.com and can be obtained in print without charge by writing to International Shipholding Corporation, Attention:  Manuel G. Estrada, Vice President and Chief Financial Officer, 11 North Water Street,  Suite 18290, Mobile, AL 36602.

Director Compensation and Attendance

Each non-management director was paid the amounts set forth in the table below.  These fees included payments for the following: annual fee of $25,000, Audit Committee Retainer fee of $3,000, Compensation Committee Retainer fee of $2,000, Nominating and Governance Committee Retainer fee of $2,000, Special Committee Retainer fee of $4,000 ($6,000 for the Chairperson), and fees of $1,000 for each meeting of the Board or a committee thereof attended.  There were four Board meetings and twenty committee meetings during 2009.  At the October Board meeting, two new non-officer directors, Kenneth H. Beer and Harris V. Morrissette, were appointed following the resignations of Mr. Niels W. Johnsen and Mr. Trowbridge from the Board of Directors.  After these resignations, the committees were changed to their current composition.  Prior to the change, all non-officer directors other than Niels W. Johnsen and Erik F. Johnsen were members of each of the committees.  Directors are expected to attend the annual meeting of the Corporation’s stockholders, and all did attend the 2009 annual meeting.  Each member of the Board attended at least 75% of the aggregate number of meetings of the Board and committees of which he was a member in 2009.

2009 Compensation of Non-Management Directors
Name(1)	Fees Earned or Paid in Cash ($)	All Other Compensation ($)		Total ($)
Niels W. Johnsen	0	285,000	(2)	285,000
Erik F. Johnsen	0	299,424	(3)	299,424
H. Merritt Lane III	60,000	0		60,000
Edwin A. Lupberger	62,000	0		62,000
Edward K. Trowbridge	53,000	0		53,000
T. Lee Robinson, Jr.	60,000	0		60,000
James J. McNamara	60,000	0		60,000

(1)
For Niels W. Johnsen and Edward K. Trowbridge the amounts shown reflect payments for services prior to their resignations on October 28, 2009.  Their replacements, Mr. Beer and Mr. Morrissette, were not paid until the first quarter of 2010.

(2)
Since his resignation as Chairman of the Board and Chief Executive Officer in 2003, Niels W. Johnsen has provided us consulting services in the areas of vessel chartering and finance.  Mr. Johnsen was paid an annual fee of $250,000 during 2009 under his current consulting agreement. During the January 2010 Board of Directors meeting, upon the recommendation of the Compensation Committee, the Board approved extending the consulting agreement for 2010. We also paid a legal firm $35,000 for routine tax advice and research provided to Mr. Johnsen during 2009.  Additionally, when Mr. Johnsen served as CEO, we entered into an agreement with him whereby his estate will be paid approximately $822,000 upon his death.  We have reserved amounts sufficient to fund this death benefit, so there was no additional cost to us in 2009 to fund this benefit.  As a former employee, Mr. Johnsen also received retirement benefits in 2009 through our qualified Retirement Plan.

(3)
Since his resignation as Chairman of the Board and Chief Executive Officer in 2007, Erik F. Johnsen has provided consulting services in the areas of vessel chartering and finance.  Under this agreement,  Mr. Johnsen was paid an annual fee of $250,000 during 2009. During the January 2010 Board of Directors meeting, upon the recommendation of the Compensation Committee, the Board approved extending the consulting agreement for 2010.  Mr. Johnsen receives accounting and bookkeeping services from a contract employee who we paid $32,292 for those services in 2009.  Additionally, when Mr. Johnsen served as CEO, we entered into an agreement with him whereby his estate will be paid approximately $626,000 upon his death. To fund this death benefit, we maintain an outside life insurance policy at an annual cost of $17,132. As a former employee, Mr. Johnsen also received retirement benefits in 2009 through our qualified Retirement Plan.

Non-Management Director Sessions

The non-management members of the Board met four times in executive sessions during 2009.  All of the non-management directors,  with the exception of Mr. Trowbridge, attended all sessions.  During 2009, selection of the presiding director at these meetings followed the established procedure by which the role of presiding director rotates in order among the non-management directors.

Communication With The Board Of Directors

Stockholders may communicate directly with the Board of Directors, or with any individual director, by writing to the Chairman of the Board of Directors of the Corporation at the address shown on the first page of this Proxy Statement.  The Chairman will forward the stockholder’s communication to the appropriate director or officer for response.  Stockholders and other interested parties who wish to communicate directly with the non-management members of the Board of Directors as a group should direct their correspondence to:  International Shipholding Corporation, Attn: Non-Management Members of the Board of Directors (c/o Director of Internal Audit), 11 North Water Street Suite 18290, Mobile, AL 36602.  The Director of Internal Audit will not share such communications or their subject matter with the Corporation’s management and will provide all such communications to the non-management director who will preside at the next scheduled executive session of non-management directors, prior to that meeting.

Code Of Business Conduct And Ethics And Corporate Governance Guidelines

The Board has adopted a Code of Business Conduct and Ethics for Officers, Directors and Employees, including the Corporation’s principal executive officer, principal financial officer, and principal accounting officer, and has adopted Corporate Governance Guidelines.  These are available on the Investor Relations section of the Corporation’s website at www.intship.com and can be obtained in print without charge by writing to International Shipholding Corporation, Attention:  Manuel G. Estrada, Vice President and Chief Financial Officer, 11 North Water Street, Suite 18290, Mobile, AL 36602.

Audit Committee Report

Management is responsible for our internal controls and the financial reporting process.  Our independent auditor is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting, and to issue reports thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes, and subject to stockholder ratification, to appoint the independent auditor.

To the Board of Directors of International Shipholding Corporation:

In connection with the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009, we have (i) reviewed and discussed with management the audited financial statements as of and for the year ended December 31, 2009, (ii) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, and (iii) have received and reviewed the written disclosures and the letter from the independent auditors related to applicable requirements for the Public Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and have discussed with the auditors the auditors’ independence.  Based on the reviews and discussions referred to above, we recommend to the Board that the financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009.

Submitted by the Audit Committee members:

Kenneth H. Beer, H. Merritt Lane III, Edwin A. Lupberger, and T. Lee Robinson, Jr.

Audit Fees

The following table sets forth the fees for professional services rendered by Ernst & Young LLP, the Company’s independent accountants, for the fiscal years ended December 31, 2009 and 2008:

	2009	2008
Audit Fees (1)	$532,465	$521,900
Audit Related Fees (2)	37,014	25,946
Tax Fees (3)	45,010	59,800

Total Fees	$614,489	$607,646

(1)
Audit Fees include fees for the audit of our consolidated financial statements and internal control over financial reporting, review of the interim consolidated financial statements included in quarterly reports,  services related to statutory audits of certain of our subsidiaries, and services related Form 10-K for the periods presented which were filed for the purpose of including the financial statements of certain foreign unconsolidated subsidiaries.

(2)	Audit Related Fees include fees for audits of our employee benefit plans.

(3)	Tax Fees include fees for tax compliance and consulting services.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor.  These services may include audit services, audit-related services, tax services, and other services.  Pre-approval is generally provided for up to one year and is detailed as to the particular service or category of services.  The Audit Committee may also pre-approve particular services on a case-by-case basis.  The Audit Committee pre-approved 100% of the audit fees, audit-related fees, and tax fees for the fiscal year ended December 31, 2009.

The Audit Committee determined that the provision of services discussed above is compatible with maintaining the independence of Ernst & Young LLP from the Company.

Risk Management

The Board has delegated to the Audit Committee principal responsibility for oversight of the risk management function.  The Director of Internal Audit reports directly to the Audit Committee and is responsible for conducting a risk based audit plan.  The Director of Internal Audit performs a risk assessment annually and selects auditable entities for the Audit Plan based upon this assessment.  The Audit Committee as well as the Chief Executive Officer and Chairman of the Board approve the audit plan after presentation by the Director of Internal Audit. The Audit Committee reports periodically to the Board on risk management.

Governance Structure

For several decades, a member of the Johnsen family has held the titles of Chairman and Chief Executive Officer, while another family member has held the title of President.  Generally speaking, this arrangement has enabled our Chief Executive Officer to have unified authority to manage our strategic and financial affairs, and to act as our primary spokesperson with regards to the maritime transportation, investment and financial communities. This arrangement has further permitted our President to focus principally on the daily operations of our vessel fleet.  Given the complexities of the maritime transportation industry and the importance of carefully developing and sustaining industry relationships, we believe this clear demarcation of responsibilities has served us well.  We do not have a lead director.  Instead, our independent directors take turns presiding at executive sessions of the independent directors.  See “Non-Management Director Sessions.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis is designed to provide shareholders with an understanding of our compensation philosophy and objectives as well as the analysis that we performed in setting executive compensation.  It discusses the compensation committee’s determination of how and why, in addition to what, compensation actions were taken for the executive officers who are identified in the Summary Compensation Table below (the “Named Executive Officers”).  For fiscal 2009, our Named Executive Officers are:

•	Niels M. Johnsen, age 64, our Chairman of the Board and Chief Executive Officer;

•	Erik L. Johnsen, age 52, our President;

•	Manuel G. Estrada, age 55, our Vice President and Chief Financial Officer; and

•	Peter M. Johnston, age 54, our Executive Vice President.

Executive Compensation Philosophy and Objectives

The compensation committee is committed to and responsible for designing, implementing, and administering a compensation program for executive officers that ensures appropriate linkage among pay, Company performance, and results for shareholders.  The committee seeks to increase shareholder value by rewarding performance with cost-effective compensation and ensuring that we can attract and retain the best executive talent available through adherence to the following core compensation objectives:

•	providing compensation commensurate with the level of success achieved;

•	providing a total compensation opportunity that over time will approach levels that are competitive with similar size companies in the same or related industries;

•	recognizing and rewarding the achievement of corporate performance goals as well as individual performance; and

•	aligning the interests of executives with those of our shareholders by emphasizing long-term equity incentives.

Our compensation program is designed to reward achievement of corporate objectives and thus will change from time to time as those objectives change.  The specific principles, components, and decisions used in fiscal 2009 in establishing the compensation of executive officers are discussed in more detail below.

Role of Compensation Consultant

We last engaged a compensation consultant in 2007.  Watson Wyatt Worldwide Inc.,(now Towers Watson), an independent consulting firm, performed a competitive analysis of our executive compensation program that year.  Watson Wyatt’s report served as a point of reference for the compensation committee’s evaluation of our executive compensation program, rather than the sole determining factor in our compensation decisions.  We made certain changes to our compensation program in 2008, partially in response to Watson Wyatt’s report.  The most notable changes were the addition of restricted stock grants to the pay mix and the implementation of change in control agreements, each of which is discussed in turn below under “Individual Compensation Components”.

Analysis Used in Setting Annual Compensation Levels

In setting 2009 compensation, the committee considered each Named Executive Officer’s total compensation package for 2008.  The committee also considered our total general and administrative expenses in relation to our earnings; each individual’s role, responsibilities, performance, experience, and potential; the individual’s historical compensation; and comparisons to our other executive officers.  Total compensation levels of our Chief Executive Officer and our President are similar in recognition of the similar responsibility levels of both officers.

Evaluating Performance

The committee evaluates the performance of the Named Executive Officers on an annual basis.  The committee considers the recommendations of the Chief Executive Officer as to the appropriate compensation of the other Named Executive Officers. The Named Executive Officers are not present when the committee meets to evaluate their performance and determine their compensation.  The committee determines the compensation of the Chief Executive Officer and makes recommendations to the Board as to the compensation of the other Named Executive Officers.

The Total Compensation Package

The key elements of the compensation program for our Named Executive Officers are base salary, annual incentive bonus, long-term equity incentives, and change of control benefits.  Each component is discussed in detail below under “Individual Compensation Components.”

Individual Compensation Components

Base Salary

Our philosophy is that base salaries should provide a fixed baseline level of compensation that is not contingent upon our company’s performance.  Actual individual salary amounts are not objectively determined, but instead reflect the committee’s judgment with respect to each executive officer’s responsibility, performance, work experience, the individual’s historical compensation, internal equity considerations and other factors, including any retention concerns.

In fiscal 2009, due to concerns about the uncertainty of the global economy and the affects on the shipping industry, we implemented a salary freeze for all employees, including our Named Executive Officers.  Therefore, none of the Named Executive Officers received a base salary increase for 2009.  However, all employees, including the Named Executive Officers, received a special bonus equal to 2% of salary in lieu of salary increases in 2009.

Annual Incentive Award

The annual incentive plan is designed to align executive officer pay with Company performance by providing each Named Executive Officer the opportunity to earn an annual bonus based on the achievement of quarterly and annual targets for income before taxes.  For 2009, the total incentive award opportunity as a percentage of salary was as follows:

Named Executive Officer	Maximum Bonus Opportunity as a Percentage of Salary
Niels M. Johnsen	50%
Erik L. Johnsen	50%
Manuel G. Estrada	40%
Peter M. Johnston	30%

These percentage opportunities were consistent with those set in the prior fiscal year.

When setting the performance targets for the annual incentive plan, the committee receives input from the Chief Executive Officer and reviews the approved operating plan for the upcoming fiscal year.  The committee meets with the Chief Executive Officer to review and discuss the performance metrics and the probabilities and risks in achieving these metrics, and then meets in executive session to make its final decisions.

For 2009, income before taxes target for each quarter and for the full year were as follows:

First Quarter	$ 1.621 million
Second Quarter	4.663 million
Third Quarter	4.221 million
Fourth Quarter	1.173 million
All of 2009	$ 11.678 million

The target was met each quarter and for the year.  Our income before taxes for 2009 was $38.6 million, which is calculated by taking net income of $42.2 million less income tax benefits of $3.6 million.

The annual incentive is accrued on a quarterly basis if the target for that quarter is met. If the Company does not meet the target for any of the first three quarters but meets the target for the full year, the quarter that was missed will then be earned.  Our annual incentive plan does not contemplate discretion by the committee to increase the award.  However, the committee does have discretion to establish other incentive and reward arrangements and pay additional compensation outside of the annual incentive plan.

Long-Term Stock Incentive Awards

In fiscal 2009, as in fiscal 2008, equity grants were a key component of our executive compensation program.  A substantial portion of the 2008 equity grants was intended to compensate for the historical absence of equity grants; therefore, as expected, the fiscal 2009 equity grants were substantially smaller.

For 2009, the committee added a performance component to its grants of restricted stock to our Named Executive Officers to further reinforce the relationship between corporate performance and our executive’s compensation.  The grants made to each Named Executive Officer will vest one year from grant based on the achievement of $11.678 million in net income before taxes.  This target was met for 2009. Performance targets are set at a level that supports our five-year business plan strategy and rewards our executives for improvements in the Company’s financial results.

Any dividends paid on shares of unvested restricted stock are held by our Company until the underlying shares of restricted stock vest, at which time the dividends are paid to the officer.  In order to protect our executives from the loss of the opportunity to earn their stock-based compensation, all restrictions on restricted stock lapse upon a change of control of our company.  Unvested restricted stock is also forfeited on termination of employment for any reason other than death, disability, or retirement on or after reaching age 65.

Retirement Benefits

Our executive officers participate in our qualified defined benefit plan and our qualified 401(k) plan, which are available to our non-union employees.  We do not provide supplemental retirement programs for our executive officers.  However, we do provide post-retirement medical coverage for all eligible executive officers who retire at age 55 or later.

Change in Control Agreement

In 2008, to ensure continuity and the continued dedication of our executives during any period of uncertainty caused by a possible change in control of our Company, we entered into change in control agreements with three of our Named Executive Officers – Niels M. Johnsen, Erik L. Johnsen, and Manuel G. Estrada.  Information regarding the current Change in Control Agreements, including the estimated amounts payable to each named executive, is set forth under the heading “Potential Payments upon Termination or Change in Control – Change in Control.”  Mr. Peter M. Johnston, who was promoted to an executive officer position in 2009, does not have a change in control agreement but does participate in our severance plan generally available to all employees, which would entitle him to a severance payment of twelve months salary if terminated without cause or with good reason following a change in control.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits us from deducting more than $1 million in compensation paid to certain executive officers in a single year.  Our total annual compensation paid to an executive officer has not exceeded this $1 million limit.  However, our compensation committee intends to monitor compensation levels and the deduction limitation in the future.  The committee’s policy is to structure compensation that will be fully deductible where doing so will further the purposes of our executive compensation programs. The committee also considers it important to retain flexibility to design compensation programs that recognize a full range of criteria important to our success, even where compensation payable under the programs may not be fully deductible.

Compensation Committee Report On Executive Compensation

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement

Submitted by the Compensation Committee:

Kenneth H. Beer, Edwin A. Lupberger, James J. McNamara, and Harris V. Morrissette

-  -

Summary Compensation Table

The table below sets forth for the three years ended December 31, 2009, total compensation for the four individuals that served as our executive officers in 2009.

Name and Principal Position	Year	Salary($)	Bonus($)(1)	Stock Awards($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value And Non- Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)	Total ($)

Niels M. Johnsen,(5)	2009	385,000	7,700	453,200	192,500	99,328	1,000(6)	1,138,728
Chairman of the Board	2008	385,000		1,472,000	192,500	138,574	1,000(6)	2,189,074
and Chief Executive Officer	2007	350,000			105,000	24,737	1,000(6)	480,737

Erik L. Johnsen,(7)	2009	363,000	7,260	453,200	181,500	54,547	1,000(8)	1,060,507
President	2008	363,000		1,472,000	181,500	87,521	1,000(8)	2,105,021
	2007	330,000			99,000	3,783	16,256(8)	449,039

Manuel G. Estrada,(9)	2009	209,000	4,180	113,300	83,600	96,121	1,000(10)	507,201
Vice President and	2008	209,000		276,000	83,600	110,876	101,000(10)	780,476
Chief Financial Officer	2007	190,000			57,000	40,999	17,849(10)	305,848

Peter M. Johnston(11)	2009	143,000	2,860	56,650	42,900	41,012	1,000(12	287,422
Executive Vice President

(1)	A special bonus of 2% of gross wages was paid to all employees including our executives in lieu of wage increases for 2009.
(2)
The amounts shown in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the year of the grant. The amounts reported for 2008 were restated on the same basis.

(3)
The amounts shown in this column reflect cash payments made under our annual incentive bonus plan for performance in the respective years.  For additional information, see “Incentive Compensation Awards” below.

(4)	Reflects the net change during each of the years reflected of the present value of the executives’ accumulated benefits under the defined benefit plan discussed below under “ Pension Plan.”
(5)	See biography on pages 4 and 5.
(6)	Consists of contributions the Company made to our 401(k) plan on behalf of the employee in 2007, 2008 and 2009.
(7)	See biography on page 5.
(8)
Consists of a $1,000 contribution the Company made to our 401(k) plan on behalf of the employee in 2007, 2008 and 2009 and an incentive payment in 2007 in the amount of $15,256 for the move from New Orleans, Louisiana to Mobile, Alabama.

(9)
Mr. Estrada is Vice President and Chief Financial of the Company. He joined Central Gulf, a wholly owned subsidiary of the Company, in 1978 and held various positions with the Company prior to being named Vice President and Controller in 1996 and Vice President and Chief Financial Officer in 2005.

(10)
Consists of a $1,000 contribution the Company made to our 401(k) plan on behalf of the employee in 2007, 2008 and 2009 and incentive payments in 2007 and 2008 of $16,849 and $100,000 respectively for the move from New Orleans, Louisiana to Mobile, Alabama.

(11)
Peter M. Johnston has served as Executive Vice President of the Company since May 7, 2009. In this position Mr. Johnston acts as our principal operating officer. Mr. Johnston has been with the Company or its subsidiaries for over 17 years, most recently serving as a Vice President of the Company and as Executive Vice President of LMS Shipmanagement, Inc., a wholly-owned subsidiary of the Company, since 1995.

(12)	Consists of a $1,000 contribution the Company made to our 401(k) plan on behalf of the employee in 2009.

Incentive Compensation

2009 Awards.  The table and discussion below summarizes (i) the threshold, target and maximum payouts under the annual incentive bonus awards for 2009 paid in January 2010 and (ii) grants of restricted stock made on May 6, 2009.

Grants of  Plan-Based Awards

Name	Grant Date	Estimated Future Payments under Non-Equity Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards	Fair Value Grant Date
		Threshold $	Target $	Maximum $	Targeted # of Shares	$

Niels M. Johnsen		48,125	192,500	192,500
	May 6, 2009				20,000	453,200
Erik L. Johnsen		45,375	181,500	181,500
	May 6, 2009				20,000	453,200
Manuel G. Estrada		20,900	83,600	83,600
	May 6, 2009				5,000	113,300
Peter M. Johnston		10,725	42,900	42,900
	May 6, 2009				2,500	56,650

The non-equity incentive plan awards include the Company’s cash bonus plan with the performance target for each quarter being income before taxes. The bonus is earned for each quarter that the Company meets its performance target with the payment of the award the following year. Both Mr. Niels M. Johnsen and Mr. Erik L. Johnsen earn 12.5% of their base salary for each quarter the target is met, Mr. Manuel G. Estrada earns 10% for each quarter the target is met and Mr. Peter M. Johnston earns 7.5% for each quarter met. If the Company does not meet the target for any of the first three quarters but meets the target for the full year, the quarter that was missed will then be earned. The threshold number above represents the minimum bonus earned for one quarter, while the target amounts represent all four quarters earned.

The equity incentive plan awards consist of shares of restricted stock issued under the 2009 International Shipholding Corporation Stock Incentive Plan. All awards included in the table above will vest on May 6, 2010 assuming the service requirement and performance target are met. The performance target of income before taxes for 2009 of $11.678 million was met. Dividends on the restricted stock are subject to forfeiture if the stock does not vest.

The table below represents the number of restricted stock grants that were not vested as of our fiscal year ending December 31, 2009, the value of which is based on the Company’s closing stock price as of the same day. There were no unexercised stock options to report.

Outstanding Equity Awards at Fiscal Year-End

		Stock Awards
Name Executive Officer	Number of Shares or Units of Stock That Have Not Vested (#)	(1) Market Value of Shares or Units of Stock That Have Not Vested ($)	(2) Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(1) Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Niels M. Johnsen	60,000	1,864,200	20,000	621,400

Erik L. Johnsen	60,000	1,864,200	20,000	621,400

Manuel G. Estrada	10,000	310,700	5,000	155,350

Peter M. Johnston			2,500	77,675
1. Based on the closing market price of $31.07 per share on December 31, 2009
2. Each grant was made under the Company's 2009 Stock Incentive Plan and will vest on May 6, 2010 if the
Company's 2009 net income before taxes exceeds the performance target of $11.678 million and the officer remains employed by the Company on that date.

 STOCK VESTED

Name	Number of Shares Acquired on Vesting (#)	(1) Value Realized on Vesting ($)

Niels M. Johnsen	20,000	439,200

Erik L. Johnsen	20,000	439,200

Manuel G. Estrada	5,000	109,800

1. Based on the closing market price of $21.96 per share on February 2, 2009

Pension Plan

We maintain a defined benefit pension plan (the “Retirement Plan”) for employees hired prior to September 1, 2006, and all such employees of our domestic subsidiaries who are not covered by union sponsored plans may participate after one year of service. Employees hired on or after September 1, 2006, with at least one year of service as of June 30, 2008, are eligible to participate in the new Cash Balance Plan on July 1, 2008.

Computation of benefits payable under the defined pension plan is based on years of service, up to thirty years.  Under the final average pay benefit formula the computation is based upon the employee’s highest sixty consecutive months of compensation, which is defined as the participant’s base salary plus overtime (excluding incentive pay, bonuses or other extra compensation).

The standard form of payment depends on marital status at the time the benefits first become payable.  For single employees, the standard payment form is the Life Only annuity option.  This form of payment provides a monthly lifetime benefit which ends upon death.   For employees that are married when benefits become payable, the standard payment form is the 50% joint and survivor annuity.  This form of payment provides a monthly benefit to the employee for their lifetime, and upon their death, it provides the spouse 50% of the monthly benefit payment for the remainder of his/ her life.  In addition to the standard payment forms, the following forms of payments are also available:  10 years Certain and Life, 15 years Certain and Life, 100% joint and survivor annuity, 75% joint and survivor annuity; and High-Low Options.

Employees automatically receive the standard payment option applicable to their marital status at the time the benefits become payable unless they have elected another option in accordance with the terms of the Retirement Plan.

The benefit provided by the Retirement Plan’s formula is subject to certain constraints under the Internal Revenue Code. For 2010, the maximum annual benefit generally is $195,000 under Code Section 415.  Furthermore, under Code Section 401(a)(17), the maximum annual compensation that may be reflected in 2010 for the purpose of determining benefits is $245,000.  These dollar limits are subject to cost of living increases in future years.  Each of the individuals named in the Summary Compensation Table set forth above is a participant in the plan and, for purposes of the plan, was credited during 2009 with a salary of $245,000, except for Mr. Estrada and Mr. Johnston who were credited with their actual salaries.

The following table includes information as of December 31, 2009 regarding the pension benefits available under the Retirement Plan for each of our executive officers.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)

Niels M. Johnsen	International Shipholding Corporation Retirement Plan	30	1,039,350

Erik L. Johnsen	International Shipholding Corporation Retirement Plan	30	498,797

Manuel G. Estrada	International Shipholding Corporation Retirement Plan	30	449,456

Peter M. Johnston	International Shipholding Corporation Retirement Plan	18	177,495

(1) Pension plan benefits are capped at 30 years of service.  Niels M. Johnsen has served 39 years, Erik L. Johnsen has served 30 years and Manuel G. Estrada has served  31 years.

The present values of the accumulated benefits reported in this table were calculated using the same participant data, plan provisions and actuarial assumptions used to calculate our 2009 retirement plan expense in accordance with Statement of Financial Accounting Standards No. 87, except that Securities and Exchange Commission rules require the modified assumption that participants defer their retirement until the earliest age they are eligible for an unreduced benefit, which is age sixty-five under the Retirement Plan.  See Note F, “Employee Benefit Plans,” of the Notes to the Financial Statements in our Form 10-K for the year ended December 31, 2009.

Potential Payments Upon Termination or Change-In-Control

Payments Made Upon a Change in Control – We have entered into Change in Control agreements with our top three executive officers.  The agreements which were originally effective through December 31, 2009 are automatically extended on a year to year basis unless the Company gives at least six months advance notice of discontinuance. If the executive is terminated for reasons other than Death, Disability or Cause or by the executive for Good Reason within three years following a change in control for Mr. Niels M. Johnsen and Mr. Erik L. Johnsen and within two years following a change in control for Mr. Manuel G. Estrada, the executive is generally entitled to receive the following:

▪
Three times base salary for Mr. Niels M. Johnsen and Mr. Erik L. Johnsen. Two times base salary for Mr. Manuel G. Estrada. Payments would be made as a lump sum in cash within five days of the date of the termination.

▪
Three times (two times in the case of Mr. Estrada) the greater of the average bonus over the last three years or the target bonus for the year of termination. Payments would be made as a lump sum in cash within five days of the date of the termination.

▪	Three years of life and health insurance for Mr. Niels M. Johnsen and Mr. Erik L. Johnsen. Two years of benefits for Mr. Manuel G. Estrada.
▪	Accelerated vesting of restricted stock grants.
▪	Mr. Johnston does not have a Change in Control agreement.

The following table quantifies the potential payments to our Named Executive Officers under the contracts, arrangements or plans discussed above, for various scenarios involving a change in control or termination of employment of each of our named executive officers, assuming a December 31, 2009 termination date, and where applicable, using the closing price of our common stock of $31.07 (as reported on the New York Stock Exchange as of December 31, 2009). In addition to these benefits, our named executive officers would be entitled to receive the retirement and pension benefits described above under “Pension Benefits” and 401(k) balances.

Name	Change in Control Stock Grant Acceleration	Termination After Change in Control All Other Benefits	Retirement	(1) Disability	Death

Niels M. Johnsen
Base Pay		1,155,000		192,500	-
Bonus (4)		600,600	192,500	192,500	192,500
Stock Grants	2,485,600		2,485,600	2,485,600	2,485,600
Health/ Welfare and Life Insurance Cost		56,147	13,320 (2)	6,660	-
Life Insurance Benefits					200,000 (3)
Total	2,485,600	1,811,747	2,691,420	2,877,260	2,878,100

Erik L. Johnsen
Base Pay		1,089,000		181,500	-
Bonus (4)		566,280	181,500	181,500	181,500
Stock Grants	2,485,600		2,485,600	2,485,600	2,485,600
Health/ Welfare and Life Insurance Cost		54,085	13,320 (2)	6,660	-
Life Insurance Benefits					200,000 (3)
Total	2,485,600	1,709,365	2,680,420	2,855,260	2,867,100

Manuel G. Estrada
Base Pay		418,000		104,500	-
Bonus (4)		175,560	83,600	83,600	83,600
Stock Grants	466,050		466,050	466,050	466,050
Health/ Welfare and Life Insurance Cost		34,063	13,320 (2)	6,660	-
Life Insurance Benefits					200,000 (3)
Total	466,050	627,623	562,970	660,810	749,650

Peter M. Johnston
Base Pay		175,000		71,500	-
Bonus (4)			42,900	42,900	42,900
Stock Grants	77,675		77,675	77,675	77,675
Health/ Welfare and Life Insurance Cost		3,800	13,320 (2)	6,660	-
Life Insurance Benefits					200,000 (3)
Total	77.675	178,800	133,895	198,735	320,575

 (1) Maximum of 26 weeks wages at full-pay under Salary Continuation Plan; thereafter 60% of wages under Long-Term Disability benefits under MetLife Insurance policy. Six (6) months medical/dental benefits; thereafter 36 month’s coverage eligibility under  COBRA to be paid by executive (estimated at $40,000 at current rates)
(2) Annual cost of post-retirement medical benefits.
(3) Maximum company paid group Life coverage under MetLife Insurance Policy. Thirty-six (36) months medical/dental benefits eligibility under COBRA to be paid by estate (estimated at $35,000 at current rates).
(4) 2009 Executive Bonus Plan payment. In instances of normal retirement (age 65), disability, or death, a pro-rata payment may be paid to the employee, or to his estate, on the date payment would ordinarily be made.

BOARD OF DIRECTOR AND COMPENSATION COMMITTEE INTERLOCKS,

INSIDER PARTICIPATION IN COMPENSATION DECISIONS, AND CERTAIN TRANSACTIONS

Furnished below is information regarding certain transactions in which our executive officers and directors or members of their immediate families had an interest during 2009.

We have consulting agreements with Niels W. Johnsen and Erik F. Johnsen for services to us in the areas of vessel chartering and finance for which both were paid $250,000 in 2009. The Board of Directors approved extending the agreement through 2010. For information on supplemental payments made pursuant to these agreements, see “Director Compensation and Attendance.”

R. Christian Johnsen, a son of Erik F. Johnsen, our former Chairman of the Board, serves as our Secretary and is a partner and member of the Board of Directors of the law firm of Jones, Walker, Waechter, Poitevent, Carrere and Denegre LLP, which has represented us since our inception.  H. Hughes Grehan, a son of Harold S. Grehan, Jr., one of our former directors who resigned in 2008, serves as our Assistant Secretary and is a partner of the same law firm.  We paid fees of $1,105,800 to the firm for legal services rendered to us during 2009.  We believe that these services are provided on terms at least as favorable to us as could be obtained from unaffiliated third parties.

H. Merritt Lane III, a director of the Company,  serves as President and Chief Executive Officer and is a member of the Board of Directors of Canal Barge Company, Inc., a company which has in the past provided services to certain of our subsidiaries. No such services were provided during 2008 or 2009.

James J. McNamara is President of National Cargo Bureau, Inc., a non-profit organization which provided inspection services and surveys to certain of our subsidiaries. During the full year 2009 we were charged $187,179 for these services, which represents  less than 2% of 2009 total gross revenues for National Cargo Bureau, Inc.

Our policy on related party transactions requires that such transactions be approved by our Chief Financial Officer, who is responsible for reporting approved transactions to management and to the Audit Committee.  For the purposes of this policy, related parties include our employees, our affiliates, our principal owners, members of the immediate family of our employees or principal owners, trusts for the benefit of our employees, and any entity for which our investment is accounted for by the equity method.  Examples of transactions addressed by the policy include the sale or purchase of assets, leasing of property or equipment, and charges for consulting or administrative services.  Related party transactions are reviewed annually by the Audit Committee pursuant to its Charter, and the Nominating and Governance Committee annually assesses transactions that are considered in determining the independence of the non-management directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC.  All such filings were timely made in 2009.

PROPOSAL TWO
INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE

Our Certificate of Incorporation (the “Certificate”) currently authorizes a maximum of 10,000,000 shares of Common Stock for issuance by the Company. The Board of Directors has considered, deemed advisable and approved a proposal to increase the number of shares of Common Stock authorized for issuance from 10,000,000 shares to a maximum of 20,000,000 shares. As of the Record Date there were 7,453,570 shares of Common Stock outstanding.

The proposed increase in the number of shares of Common Stock authorized for issuance will provide us with additional flexibility necessary to: (i) raise additional capital through one or more public offerings or private placements of shares of Common Stock or options, warrants, convertible debt, convertible preferred stock, or other securities exercisable or convertible into shares of Common Stock; (ii) acquire additional assets or businesses by using shares of Common Stock for part or all of the consideration paid to the sellers; (iii) repay indebtedness by issuing shares of Common Stock in lieu of cash; (iv) attract and retain directors, officers and key employees and motivate such persons to exert their best efforts on behalf of the Company by issuing stock options, restricted stock or other equity-based awards; or (v) effect stock splits in the form of a stock dividend or otherwise to make stock dividends to existing stockholders. The Board of Directors believes that the number of shares of Common Stock currently authorized for issuance is not adequate to provide a sufficient number of shares for transactions such as those described above. The Board of Directors also believes that the proposed increase in the number of authorized shares of Common Stock could be an important factor in the Company’s ability to raise capital. Accordingly, the Board of Directors believes that the proposed amendment to the Certificate is appropriate and in the best interests of the Company and its stockholders.

Upon stockholder approval of the proposed amendment to the Certificate and filing of a related certificate with the Secretary of the State of Delaware, the authorized shares of Common Stock will be available for issuance by action of the Board of Directors for any reasons described above or for any other corporate purpose. The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable, without further action by stockholders, except as may be required by applicable law or by the rules of the New York Stock Exchange on which the Company’s Common Stock is listed and traded. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock have no preemptive rights.

The Company has no arrangements, agreements, understandings, or plans at the present time for the issuance or use of the additional shares of Common Stock proposed to be authorized. Any future issuance of Common Stock will be subject to the rights and preferences of holders of outstanding shares of any preferred stock that we may issue in the future.

The issuance in the future of additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. In addition, the effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect. Although the Board of Directors, at this time, is not proposing this amendment to the Certificate for this purpose, the Company could, subject to the Board of Director’s fiduciary duties and applicable law, issue such additional authorized shares to purchasers who might oppose a hostile takeover bid or any efforts to amend or repeal certain provisions of our organizational documents. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by the Board of Directors.

Adoption of the above-described amendment to the Certificate will require the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock.

The Board of Directors recommends a vote FOR the increase in the number of authorized shares of common stock from 10,000,000 shares to 20,000,000 shares.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Our 2009 financial statements were audited by Ernst & Young LLP (“E&Y”).  The Audit Committee of the Board has appointed E&Y as our independent auditors for the fiscal year ending December 31, 2010, and the Board is submitting that appointment to our stockholders for ratification at the annual meeting. Although stockholder ratification of E&Y’s appointment is not legally required, we are submitting this matter to the stockholders, as in the past, as a matter of good corporate practice. E&Y has acted as our independent auditors since 2002.  Representatives of E&Y will be present at the annual meeting, are expected to be available to respond to appropriate questions, and will have an opportunity to make a statement if they wish.  If the stockholders fail to vote on an advisory basis in favor of the appointment of E&Y at the meeting, the Audit Committee will reconsider whether to retain E&Y and may appoint that firm or another without re-submitting the matter to the stockholders.  Even if the stockholders ratify the appointment, the Audit Committee may, in its discretion, select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Corporation and its stockholders.  In connection with selecting the independent auditor, the Audit Committee reviews the auditor’s qualifications, control procedures, cost, proposed staffing, prior performance and other relevant factors. Ratification of E&Y’s appointment as our independent auditors for 2010 will require the affirmative vote of the holders of at least a majority of the voting power present or represented at the annual meeting.

The Board of Directors recommends a vote FOR the approval of this proposal.

OTHER MATTERS

Quorum and Voting of Proxies

The presence, in person or by proxy, of stockholders holding a majority of our outstanding shares of Common Stock is necessary to constitute a quorum to convene the annual meeting.  If a quorum is present, the vote of the holders of a majority of the Common Stock present or represented will decide all questions properly brought before the meeting, except as otherwise noted herein with respect to the election of directors and the amendment of the Certificate.

All proxies duly executed in the form enclosed and received by the Board will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named in the “Election of Directors” section of this Proxy Statement and in favor of the proposals specified above.

Management has not received any notice under our “advance notification by-law” that a stockholder desires to present any matter for action by stockholders at the annual meeting and does not know of any matters to be presented at the annual meeting other than the election of directors, the approval to amend the Certificate, to increase the number of authorized common shares and the ratification of the appointment of our independent auditors.  The enclosed proxy will confer discretionary authority with respect to any other matters that may properly come before the meeting or any adjournment thereof.  It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.

Effect of Abstentions and Broker Non-votes

 Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers may, subject to certain exceptions, vote in their discretion on matters when they have not received voting instructions from beneficial owners.  Under these rules, brokers who do not receive such instructions will be entitled to vote in their discretion at the annual meeting with respect to the ratification of the appointment of the independent auditor and the amendment to our Certificate, but will not be entitled to vote in their discretion with respect to the election of directors.  If brokers who do not receive voting instructions do not, or cannot, exercise discretionary voting power (a “broker non-vote”) with respect to any matter to be considered at the annual meeting, shares that are not voted will be treated as present for purposes of constituting a quorum to organize the meeting but not present with respect to considering such matter.  Because directors are elected by plurality vote and the ratification of the appointment of the independent auditor must be approved by a majority of the holders of our voting shares present or represented at the annual meeting, broker non-votes and abstentions with respect to these matters will not affect the outcome of the voting.  On the other hand, because the proposal to amend our Certificate requires an affirmative vote of the holders of a majority of our outstanding shares, broker non-votes and abstentions will have the same effect as a vote against this proposal.

.

Stockholder Proposals and Nominations

In order to be eligible for inclusion in our 2011 proxy materials pursuant to the federal proxy rules, any stockholder proposal to take action at such meeting must be received at our principal executive offices by November 23, 2010, and must comply with applicable federal proxy rules.  In addition, our bylaws require stockholders to furnish timely written notice of their intent to nominate a director or bring any other matter before a stockholders’ meeting, whether or not they wish to include their proposal in our proxy materials.  In general, notice must be received by our Secretary between October 30, 2010 and January 28, 2011 and must contain specified information concerning, among other things, the matters to be brought before such meeting and concerning the stockholder proposing such matters.  (If the date of the 2011 annual meeting is more than 30 days earlier or 60 days later than April 28, 2011, notice must be delivered within the time frames specified in our bylaws, which are publicly available.) For additional information on these procedures, see “Election of Directors – Director Nomination Process.”

BY ORDER OF THE BOARD OF DIRECTORS

R. CHRISTIAN JOHNSEN
           Secretary

Mobile, Alabama
March 23, 2010

PROXY
This Proxy is Solicited on Behalf of the Board of Directors of
INTERNATIONAL SHIPHOLDING CORPORATION

     The undersigned hereby (a) acknowledges receipt of the notice of annual meeting of stockholders of International Shipholding Corporation to be held in the Executive Board Room, 18th Floor, RSA Battle House Tower, 11 North Water Street, Mobile, Alabama, on Wednesday, April 28, 2010, at 2:00 p.m., Mobile time; (b) appoints Neils M. Johnsen, Erik F. Johnsen and William H. Hines, or any one or more of them, as proxies, each with the power to appoint his substitute, and (c) authorizes each of them to represent to vote, as designated on the reverse side of this Form of Proxy, all of the shares of common stock of International Shipholding Corporation held of record by the undersigned on March 15, 2010, at the annual meeting of stockholders to be held on April 28, 2010, or any adjournment thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

INTERNATIONAL SHIPHOLDING CORPORATION

April 28, 2010

NOTICE OF INTERNET AVAILABILITY OF RPOXY MATERIALS
FOR THE STOCKHOLDERS MEETING TO BE HELD ON APRIL 28, 2010:
Proxy Materials relating to this meeting
Are available at http://www.intship.com/proxy.htm

PLEASE SIGN, DATE AND MAIL
YOUR PROXY CARD IN THE
ENVELOPE PROVIDED AS SOON
AS POSSIBLE.

¯	Please detach along perforated line and mail in the envelope provided ¯

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  [X]

1.	Election of Directors:
NOMINEES:
   FOR ALL NOMINEES                                                                                                      o Kenneth H. Beer
o Erik F. Johnsen
 WITHHOLD AUTHORITY                                                                                               o Erik L. Johnsen
      FOR ALL NOMINEES                                                                                                   o Niels M. Johnsen
o H. Merritt Lane III
 FOR ALL EXCEPT                                                                                                              o Edwin A. Lupberger
     (See instructions below)                                                                                               o James J. McNamara
                                                                                                          o Harris V. Morrissette
o T. Lee Robinson, Jr.

INSTRUCTIONS:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2.  To amend the Company’s Certificate of Incorporation to increase the number of authorized common shares, par value $1 per share, from 10,000,000 shares to 20,000,000 shares.
FOR  ☐           AGAINST       ☐     ABSTAIN ☐

3.  To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending December 31, 2010.
FOR    ☐          AGAINST      ☐      ABSTAIN ☐

4.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If this proxy is properly executed but no directions are given, this proxy will be voted FOR all Nominees for Director and FOR Proposals 2 and 3.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder _________________________ Date:____________
Signature of Stockholder _________________________ Date:____________

NOTE:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.